Exhibit 99.1
For Immediate Release
News Release
RELIANCE BANK EXPANDS GEOGRAPHIC FOOTPRINT TO THE SOUTHWEST UNITED STATES WITH LOAN PRODUCTION OFFICES IN TEXAS AND ARIZONA
ST. LOUIS, MISSOURI, November 2, 2007 — Reliance Bank has expanded its geographic footprint to the Southwest United States with a recently opened Loan Production Office in Houston, Texas and a second to open in Phoenix, Arizona in the next few weeks. This expansion is part of Reliance’s business strategy for growth in markets that have experienced continuous increases in business and consumer sectors. The strategy of opening loan production offices in growing markets was first introduced by Reliance in July, 2004, when it entered the Southwest Florida market in Fort Myers. After eighteen months of operation, the Fort Myers LPO was converted to Reliance Bank, FSB.
Jerry S. Von Rohr, Chairman and Chief Executive Officer of Reliance Bancshares, Inc. said “The Houston and Phoenix markets have experienced explosive growth over the past decade and we are extremely excited to become a part of these communities. The growth opportunities that exist and the business needs of these communities should enhance our philosophy as a community bank. We are a service-focused, friendly bank who prides itself in helping customers achieve their financial objectives. And, although the competition is strong and growing, we feel Reliance is a viable business partner with the bench strength and resources to meet the demands and needs of these communities.”
Heading the Houston LPO as Market President is Mitch Vicknair. Vicknair, a 17 year banking veteran, is a life-long resident of Houston. He has held a number of senior lending positions throughout his career and most recently was Regional Sales Manager — SBA Lending for Comerica Bank. Joining Vicknair is a very experienced lending team comprised of Lee Lightfoot, Vice President; Zeenat Ali, Assistant Vice President; and Lisa Coulter, Executive Assistant. The LPO is located at 10330 Lake Road, Building S.
David Matthews will lead the Phoenix LPO as Market President. Matthews began his banking career in 1985 and has held various senior and executive level positions, both in lending and management. Most recently, Matthews was Market President of the East Valley expansion for Irwin Union Bank in Mesa, AZ. Plans are currently underway to finalize the location and staff. The expected opening date is early November, 2007.

About Reliance Bank
Reliance Bank, headquartered in St. Louis, Missouri, is a Missouri corporation and a wholly owned subsidiary of Reliance Bancshares, Inc. The bank currently operates 17 branches in the St. Louis metropolitan area with plans to open three additional branches by the end of March, 2008. Reliance Bancshares, Inc., also headquartered in St. Louis, Missouri, is a multi-bank holding company incorporated in Missouri and a SEC Publicly Reporting Company. Its common stock is quoted on the Pink Sheets (www.pinksheets.com) under the symbol RLBS. In addition to the St. Louis bank, Reliance Bancshares, Inc. also operates Reliance Bank, FSB in Fort Myers, FL. In the Southwest Florida area, Reliance Bank, FSB has four branches with an additional three branches planned for 2008. Reliance Bancshares’ total assets exceeded $1.066 Billion as of September 30, 2007. Reliance Bank’s website can be found at www.reliancebankstl.com.
Forward looking statements
This news release may include forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. When used in this news release, the words “anticipates,” “expects,” intends” and similar expressions as they relate to Reliance Bancshares., its operations or its management are intended to identify such forward-looking statements. These forward-looking statements are subject to numerous risks and uncertainties. There are important factors that could cause actual results to differ materially from those in forward-looking statements, certain of which are beyond our control. These factors, risks and uncertainties are discussed in our Form 10 registration statement filed with the SEC, as updated from time to time in our other SEC filings.
Contact:
Reliance Bancshares, Inc.
Investor Relations
Sue Freed, Sr. Vice President
314-569-7208
sfreed@reliancebankstl.com